Exhibit 99.1

May 1, 2019	Edward Vallejo
Vice President, Investor Relations
856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications and Federal Affairs
856-309-4546
maureen.duffy@amwater.com
AMERICAN WATER REPORTS FIRST QUARTER 2019 RESULTS

•	First quarter 2019 diluted earnings per share (GAAP) were $0.62, compared to $0.59 in 2018

•
First quarter 2019 adjusted diluted earnings per share were $0.61, excluding a liability reduction related to the Freedom Industries chemical spill settlement and following a 13.5% increase from 1Q 2017 to 1Q 2018

•	Affirmed 2019 earnings guidance range and long-term EPS compound annual growth rate (CAGR) in top half of 7% to 10% range, anchored off of 2017 adjusted EPS

•	Invested $337 million with majority in Regulated Businesses and added 7,700 customer connections to date through closed acquisitions and organic growth.

•	Grew Homeowner Services Group's Philadelphia partnership to over 100,000 customer contracts

•	Increased quarterly dividend by 9.9% to 50 cents per share
CAMDEN, N.J., May 1, 2019 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended March 31, 2019.
“Our first quarter results demonstrate that American Water employees continue to grow our business through consistent execution of our strategies,” said Susan Story, president and CEO of American Water. "Reflecting the company’s continued strong performance, the Board of Directors approved a 9.9% increase in our quarterly dividend to 50 cents per share, marking the seventh year in a row the dividend has increased at or above the top of the long-term EPS compound annual growth range.
“During the quarter, we saw growth in both our Regulated and Market-Based Businesses. We invested a total of $337 million, the majority of which was in our Regulated Businesses, to better serve our customers and added approximately 7,700 customers to date through closed acquisitions and organic growth.
"In our Market-Based Businesses, the integration of the Pivotal Home Solutions acquisition and the partnership with Philadelphia are going well.
“Our solid financial performance this quarter, following a very strong 13.5% increase in earnings per share from 2017 to 2018 quarter over quarter, enables us to affirm our GAAP earnings guidance range of $3.55 to $3.65 per share and an adjusted (non-GAAP) earnings guidance range of $3.54 to $3.64 per share,” added Story.

PRESS RELEASE	1	www.amwater.com

Consolidated Results
The Company's three months ended results are included in the table below:

	For the Three Months Ended March 31,
	2019	2018
Diluted earnings per share (GAAP):
Net income attributable to common shareholders	$0.62	$0.59
Adjustment:
Freedom Industries liability reduction	(0.02)	—
Income tax impact	0.01	—
Net adjustment	(0.01)	—

Adjusted diluted earnings per share (non-GAAP)	$0.61	$0.59
For the first quarter of 2019, GAAP diluted earnings per share were $0.62, compared to $0.59 in the same period of 2018. Included in the first quarter 2019 is a benefit from the reduction in the Company’s portion of the liability related to the Freedom Industries chemical spill settlement in West Virginia, which is reflected as an adjustment to GAAP diluted earnings per share in the table above.
Excluding the benefit identified in the table above, adjusted diluted earnings per share (a non-GAAP measure) were $0.61 for the first quarter of 2019, an increase of $0.02 per diluted share, or 3.4 percent, compared to the same period in 2019. This increase was due to continued growth in the Regulated Businesses, driven by infrastructure investment, acquisitions and organic growth, partially offset by a 2018 benefit associated with the implementation timing of the Missouri general rate case. We also had strong growth in our Market-Based Businesses from the Homeowner Services Group's 2018 acquisition of Pivotal Home Solutions and new partnerships, as well as growth in our Military Services Group. Finally, Parent Company expense increased from higher interest expense, timing of expenses and a tax adjustment that was favorable in 2018.
For the first three months of 2019, the company made capital investments of approximately $337 million, the majority of which was in our Regulated Businesses for infrastructure improvements. American Water plans to invest in the range of $1.7 billion to $1.8 billion across its footprint in 2019.
Regulated Businesses

	For the Three Months Ended March 31,
	2019	2018
Net income (GAAP)	$110	$104
Adjustment:
Freedom Industries liability reduction	(4)	—
Income tax impact	1	—
Net adjustment	(3)	—

Adjusted net income (non-GAAP)	$107	$104
In the first quarter of 2019, GAAP net income in the Regulated Businesses was $110 million, compared to $104 million for the same period in 2018.
Excluding the benefit identified in the table above, adjusted net income in the Regulated Businesses was $107 million, compared to $104 million for the same period in 2018.

PRESS RELEASE	2	www.amwater.com

These results were mainly from increased Regulated revenue of $19 million from additional authorized revenue to support infrastructure investments, acquisitions, and organic growth, which includes the impact of a $4 million benefit in 2018 from our Missouri subsidiary’s general rate case decision authorizing the adjustment of customer rates to reflect the lower federal tax rate from the TCJA effective May 28, 2018. Depreciation and interest increased $12 million, mainly from infrastructure investment growth.
Through March 31, 2019, the company received additional annualized revenues of approximately $20 million from general rate cases and approximately $10 million from infrastructure surcharges. The company is awaiting final orders for general rate cases in four states and filed for an infrastructure surcharge in two states for a total annualized revenue request of approximately $57 million. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary.
For the 12-month period ended March 31, 2019, the company's adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) improved to 35.5 percent, compared to 35.6 percent for the 12-month period ended March 31, 2018, with all periods prior to January 1, 2018 presented on a pro forma basis to include the estimated impact of the TCJA on operating revenues. By reducing O&M expense as a proportion of revenue, American Water is able to make investments in needed capital improvements without significantly impacting customer bills.
Market-Based Businesses
In the first quarter of 2019, net income in the Market-Based Businesses was $20 million, compared to $12 million for the same period in 2018. The increase was primarily driven by Homeowner Services Group acquisition of Pivotal and customer additions under new partnerships, including the Philadelphia partnership. Military Services Group also saw growth through the addition of Wright-Patterson Air Force Base and increased capital work at Vandenberg Air Force Base.
Dividends
On April 17, 2019, American Water’s board of directors declared a quarterly cash dividend payment of $0.50 per share of common stock, payable on June 4, 2019, to all shareholders of record as of May 13, 2019.
2019 Earnings Guidance
American Water has affirmed its 2019 earnings guidance GAAP range of $3.55 - $3.65 per diluted share. Excluding the benefit noted the EPS table above, the company's 2019 adjusted (non-GAAP) earnings guidance range is $3.54 - $3.64 per diluted share. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).
Non-GAAP Financial Measures
This press release includes presentations of adjusted net income, as well as adjusted earnings per diluted share both as historical financial information and as earnings guidance (“Adjusted EPS”). These items constitute “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. Each of adjusted net income and Adjusted EPS is defined as GAAP net income and earnings per diluted common share, respectively, excluding the benefit from the reduction during the first quarter of 2019 of the liability related to the Freedom Industries chemical spill settlement in West Virginia. These non-GAAP financial measures supplement the company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, measures of financial performance prepared in accordance with GAAP.
Management believes that these non-GAAP financial measures are useful to American Water's investors because they provide an indication of American Water's baseline performance excluding items that are not considered by management to be reflective of its ongoing operating results. Management believes that these non-GAAP financial measures will allow investors to understand better the operating performance of American Water's businesses and will facilitate a meaningful year-to-year comparison of American Water's results of operations. Although management uses these non-GAAP financial measures internally to evaluate American Water's results of operations, management does not intend results excluding the adjustments to represent results as defined by GAAP, and investors should not consider them as indicators of performance. In addition, the Company's definition of adjusted net income and Adjusted EPS may not be comparable to the same or similar measures used by other companies, and, accordingly, they may have significant limitations on their use.
Set forth in this release is a table that reconciles each of adjusted net income and Adjusted EPS to the most directly comparable GAAP financial measure.

PRESS RELEASE	3	www.amwater.com

This press release also includes a presentation of adjusted Regulated O&M efficiency ratio, which, in addition to the pro forma adjustment for the impact of the TCJA, excludes from its calculation estimated purchased water revenues and purchased water expenses, the impact of certain Freedom Industries chemical spill settlement activities and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. This item is derived from American Water's consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the company's GAAP disclosures and should be considered as an addition to, and not a substitute for, to any GAAP measure.
Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the operating performance of the Regulated Businesses without giving effect to items that are not reflective of management's ability to increase efficiency of the company's regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company's historical results, exclusive of estimated revenues and expenses related to purchased water, the Freedom Industries chemical spill settlement activities and the allocable portion of non-O&M support services costs. The company's definition of this metric may not be comparable to the same or similar measures used by other companies, and, accordingly, this non-GAAP financial measure may have significant limitations on its use.
Set forth in this release is a table that reconciles each of the components used to calculate adjusted O&M efficiency ratio to the most directly comparable GAAP financial measure.
First Quarter 2019 Earnings Conference Call
The first quarter 2019 earnings conference call will take place on Thursday, May 2, 2019, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the company’s websites at amwater.com/corporate or ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, an audio archive of the call will be available through May 9, 2019. U.S. callers may access the audio archive toll-free by dialing 1-877-344-7529. International callers may listen by dialing 1-412-317-0088. The access code for replay is 10130570. The audio webcast archive will be available for one year on American Water’s investor relations website at ir.amwater.com/events
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The company employs more than 7,100 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 14 million people in 46 states and Ontario, Canada. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2019 earnings guidance, the outcome of pending acquisition activity and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, permitting, and other decisions; changes in laws, governmental regulations and policies, including environmental, health and safety, water quality, and public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; potential costs and liabilities of American Water for environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers, including, for example, water management solutions focused on customers in the shale natural gas exploration and

PRESS RELEASE	4	www.amwater.com

production market; the outcome of litigation and similar government actions; weather conditions, and events, climate change patterns, and natural disasters, including drought or abnormally high rainfall, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms and solar flares; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain current infrastructure, including its operational and information technology (“IT”) systems, and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of its water supplies or water provided to its customers; exposure or infiltration of its critical infrastructure, operational technology and IT systems, including the disclosure of sensitive or confidential information contained therein, through physical or cyber-attacks or other disruptions; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully meet growth projections and capitalize on growth opportunities, including its ability to, among other things, acquire, close and successfully integrate regulated operations and Market-based businesses, enter into contracts and other agreements with, or otherwise obtain, new customers in the Market-based businesses, and realize anticipated benefits and synergies from new acquisitions; cost overruns relating to improvements in or the expansion of its operations; its ability to maintain safe work sites; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on its current or future debt that could increase its financing costs or funding requirements or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its financing costs and funding requirements; changes in Federal or state income, general and other tax laws, including tax reform, the availability of tax credits and tax abatement programs, and the ability to utilize its U.S. and state net operating loss carryforwards; migration of customers into or out of its service territories; the use by municipalities of the power of eminent domain or other authority to condemn its systems; difficulty in obtaining, or the inability to obtain, insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; labor actions including work stoppages and strikes; the incurrence of impairment charges related to American Water’s goodwill or other assets; civil disturbances, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new accounting standards or changes to existing standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the company’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The company does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PRESS RELEASE	5	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended March 31,
	2019	2018
Operating revenues	$813	$761
Operating expenses:
Operation and maintenance	365	347
Depreciation and amortization	144	129
General taxes	69	70
(Gain) on asset dispositions and purchases	(3)	(2)
Total operating expenses, net	575	544
Operating income	238	217
Other income (expense):
Interest, net	(93)	(84)
Non-operating benefit costs, net	4	3
Other, net	3	4
Total other income (expense)	(86)	(77)
Income before income taxes	152	140
Provision for income taxes	39	34
Net income attributable to common shareholders	$113	$106

Basic earnings per share:
Net income attributable to common shareholders	$0.62	$0.60
Diluted earnings per share:
Net income attributable to common shareholders	$0.62	$0.59
Weighted-average common shares outstanding:
Basic	181	178
Diluted	181	179

PRESS RELEASE	6	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31, 2019	December 31, 2018
ASSETS
Property, plant and equipment	$23,476	$23,204
Accumulated depreciation	(5,853)	(5,795)
Property, plant and equipment, net	17,623	17,409
Current assets:
Cash and cash equivalents	63	130
Restricted funds	22	28
Accounts receivable, net	307	301
Unbilled revenues	170	186
Materials and supplies	44	41
Other	85	95
Total current assets	691	781
Regulatory and other long-term assets:
Regulatory assets	1,161	1,156
Operating lease right-of-use assets	116	—
Goodwill	1,575	1,575
Intangible assets	80	84
Postretirement benefit asset	161	155
Other	57	63
Total regulatory and other long-term assets	3,150	3,033
Total assets	$21,464	$21,223

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31, 2019	December 31, 2018
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 185,602,948 and 185,367,158 shares issued, respectively)	$2	$2
Paid-in-capital	6,668	6,657
Accumulated deficit	(353)	(464)
Accumulated other comprehensive loss	(47)	(34)
Treasury stock, at cost (5,089,782 and 4,683,156 shares, respectively)	(338)	(297)
Total common shareholders' equity	5,932	5,864
Long-term debt	7,562	7,569
Redeemable preferred stock at redemption value	6	7
Total long-term debt	7,568	7,576
Total capitalization	13,500	13,440
Current liabilities:
Short-term debt	1,201	964
Current portion of long-term debt	68	71
Accounts payable	130	175
Accrued liabilities	406	556
Accrued taxes	64	45
Accrued interest	83	87
Other	204	196
Total current liabilities	2,156	2,094
Regulatory and other long-term liabilities:
Advances for construction	246	252
Deferred income taxes and investment tax credits	1,769	1,740
Regulatory liabilities	1,891	1,907
Accrued pension expense	394	390
Operating lease liabilities	101	—
Other	75	78
Total regulatory and other long-term liabilities	4,476	4,367
Contributions in aid of construction	1,332	1,322
Commitments and contingencies
Total capitalization and liabilities	$21,464	$21,223

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)
In millions

	For the Twelve Months Ended March 31,
(Dollars in millions)	2019	2018
Total operation and maintenance expenses (a)	$1,496	$1,382
Less:
Operation and maintenance expenses—Market-Based Businesses	380	329
Operation and maintenance expenses—Other (a)	(43)	(48)
Total operation and maintenance expenses—Regulated Businesses (a)	1,159	1,101
Less:
Regulated purchased water expenses	131	131
Allocation of non-operation and maintenance expenses	32	30
Impact of Freedom Industries settlement activities (b)	(24)	(22)
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,020	$962

Total operating revenues	$3,493	$3,362
Less:
Pro forma adjustment for impact of the TCJA (c)	—	129
Total pro forma operating revenues	3,493	3,233
Less:
Operating revenues—Market-Based Businesses	511	419
Operating revenues—Other	(21)	(22)
Total pro forma operating revenues—Regulated Businesses	3,003	2,836
Less:
Regulated purchased water revenues (d)	131	131
Adjusted pro forma operating revenues—Regulated Businesses (ii)	$2,872	$2,705

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	35.5%	35.6%

(a)
Includes the impact of the company’s adoption of ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit, on January 1, 2018.

(b)
Includes the impact of settlements in 2017 and 2018 with two of our general liability insurance carriers, and the reduction of the liability related to the Freedom Industries chemical spill in the first quarter of 2019.

(c)
Includes the estimated impact of the TCJA on operating revenues for our Regulated Businesses for all periods presented prior to January 1, 2018, as if the lower federal corporate income tax rate was in effect for these periods.

(d)	The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	9	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Earnings Guidance Range (A Non-GAAP, unaudited measure)

	2019
Diluted earnings per share:	Low End	High End
Earnings Guidance Range (GAAP)	$3.55	$3.65
Adjustment:
Freedom Industries liability reduction	(0.02)	(0.02)
Income tax impact	0.01	0.01
Net adjustment	(0.01)	(0.01)

Adjusted Earnings Guidance Range (non-GAAP)	$3.54	$3.64

PRESS RELEASE	10	www.amwater.com